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GRUNTAL & CO., L.L.C.

                                                              One Liberty Plaza
                                                              New York, NY 10006
                                                              (212) 820-8200


                                   CONSENT OF
                             GRUNTAL & CO., L.L.C.


                                                                October 31, 1999

Global Pharmaceutical Corporation
Castor & Kensington Avenues
Philadelphia, PA 19124

Dear Sirs:

       We hereby consent to the inclusion in the Proxy Statement/Joint Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed merger of Global Pharmaceutical Corporation and Impax Pharmaceuticals, Inc., of our opinion letter appearing as Annex B to the prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                       Very truly yours,


                                                       GRUNTAL & CO., L.L.C.

                                                       By: /s/ Roger C. Kahn
                                                          ----------------------
                                                       Name:  Roger C. Kahn
                                                       Title: Managing Director